Exhibit 99.1
NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Company contact:
L. Decker Dawson, Chairman
Stephen C. Jumper, CEO and President
Christina W. Hagan, Chief Financial Officer
(800) 332-9766
www.dawson3d.com
DAWSON GEOPHYSICAL REPORTS
FIRST QUARTER RESULTS
MIDLAND, Texas, February 4, 2009/PR Newswire/ — Dawson Geophysical Company (NASDAQ DWSN) today reported revenues of $80,216,000 for the quarter ending December 31, 2008, the Company’s first quarter of fiscal 2009, compared to $77,599,000 for the same quarter in fiscal 2008, an increase of 3 percent. Revenues in the first quarter of fiscal 2009 continued to include third-party charges related to the use of helicopter support services, specialized survey technologies, and dynamite energy sources. The sustained high level of these charges is driven by the Company’s continued operations in areas with limited access in the Appalachian Basin, Arkansas, Val Verde Basin of Texas, and in Eastern Oklahoma. The Company is reimbursed for these expenses by its clients.
Net income for the first quarter of fiscal 2009 was $7,734,000 compared to $7,704,000 in the same quarter of fiscal 2008. Earnings per share for the first quarter of fiscal 2009 were $1.00. Included in the first quarter earnings results was a 19% increase in depreciation charges from the prior year period reflecting the Company’s capital investment and growth during fiscal 2008. EBITDA for the first quarter of fiscal 2009 was $19,162,000 compared to $17,970,000 in the same quarter of fiscal 2008, an increase of 7 percent.
Stephen Jumper, President and CEO of Dawson Geophysical Company, said, “While we are pleased with our first quarter results in what has been historically our most challenging quarter due to shorter days, adverse weather conditions, and the holiday season, the global economic slowdown and disruptions in capital markets, and resulting weakness in commodity prices from reduced demand for oil and natural gas have decreased demand for our services. Since the beginning of our 2009 fiscal year, several large projects have been delayed or reduced in size and a small number of projects have been cancelled. These demand reductions will begin to impact crew scheduling and utilization in the later part of the second quarter. As a result, we anticipate a reduction in crew count of up to four crews from the sixteen crews that we are currently operating. Equipment from the discontinued crews will be redeployed to existing data acquisition crews, and we will retain the most skilled and adept crew employees.”
Jumper continued, “There have been many up and down cycles in our 56-year history which give us the experience and insight required to respond to this down cycle proactively without sacrificing service quality or safety. The needs for exploration and production companies, even with reduced capital budgets, to diminish dry-hole risk and minimize finding and development costs are always key operating priorities and will be more important than ever in today’s environment.”

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Capital expenditures of $3,575,000 during the first fiscal quarter were used to purchase an ARAM ARIES II recording system equipped with channels from existing crews and replacement vehicles. The ARAM ARIES II system replaced an I/O MRX II recording system on an existing crew. The Company maintained the operation of the I/O MRX II system on a small 2D crew into late January. Due to current market conditions, the Company plans to limit its capital expenditures in the near term to necessary maintenance requirements rather than investing in additional equipment as in the past few years. The Board of Directors had originally approved a capital budget for fiscal 2009 of $20,000,000.
Jumper concluded, “At Dawson Geophysical we believe that challenging times bring new opportunities and, as in past down cycles, we remain focused on maintaining financial strength and building capabilities for delivering value for our clients. The strength of our balance sheet, lack of long-term debt, our more than $63,000,000 of working capital and $40,000,000 available revolving line of credit provide us with the financial strength required to endure this period and capture future opportunities. Our ability to help companies reduce dry-hole risk and lower finding and development costs allows us to further leverage our skill sets and assist our clients even during difficult times.”

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2D, 3D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
This press release contains information about the Company’s EBITDA, a non-GAAP financial measure. The Company defines EBITDA as net income plus interest expense, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:
•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.
The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net income is presented in the table following the text of this press release.

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include but are not limited to, the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, limited number of customers, credit risk related to our customers, cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, managing growth, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2008. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

DAWSON GEOPHYSICAL COMPANY
STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2008	2007
	(Unaudited)	(Unaudited)
Operating revenues	$80,216,000	$77,599,000
Operating costs:
Operating expenses	59,015,000	58,125,000
General and administrative	2,155,000	1,706,000
Depreciation	6,601,000	5,551,000

	67,771,000	65,382,000

Income from operations	12,445,000	12,217,000
Other income (expense):
Interest income	78,000	218,000
Interest expense	—	(105,000)
Other income (expense)	38,000	(16,000)

Income before income tax	12,561,000	12,314,000

Income tax (expense) benefit:
Current	(5,175,000)	(4,540,000)
Deferred benefit (expense)	348,000	(70,000)

Net income	$7,734,000	$7,704,000

Net income per common share	$1.00	$1.01

Net income per common share-assuming dilution	$0.99	$1.00

Weighted average equivalent common shares outstanding	7,701,766	7,660,100

Weighted average equivalent common shares outstanding-assuming dilution	7,805,209	7,720,101

DAWSON GEOPHYSICAL COMPANY
BALANCE SHEETS

	December 31,	September 30,
	2008	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,729,000	$8,311,000
Accounts receivable, net of allowance for doubtful accounts of $300,000 in December 2008 and $55,000 in September 2008	72,366,000	76,221,000
Prepaid expenses and other assets	1,640,000	877,000
Current deferred tax asset	1,735,000	873,000

Total current assets	91,470,000	86,282,000

Property, plant and equipment	253,749,000	250,519,000
Less accumulated depreciation	(109,447,000)	(103,180,000)

Net property, plant and equipment	144,302,000	147,339,000

	$235,772,000	$233,621,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,431,000	$15,308,000
Accrued liabilities:
Payroll costs and other taxes	2,464,000	3,363,000
Other	15,329,000	14,869,000
Deferred revenue	2,735,000	993,000

Total current liabilities	27,959,000	34,533,000

Deferred tax liability	13,641,000	13,128,000

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 5,000,000 shares authorized, none outstanding	—	—
Common stock-par value $.33 1/3 per share; 50,000,000 shares authorized, 7,799,744 and 7,794,744 shares issued and outstanding in each period	2,600,000	2,598,000
Additional paid-in capital	87,527,000	87,051,000
Retained earnings	104,045,000	96,311,000

Total stockholders’ equity	194,172,000	185,960,000

	$235,772,000	$233,621,000

Reconciliation of EBITDA to Net Income

	Three Months Ended
	December 31,
	2008	2007
	(in thousands)
Net Income	$7,734	$7,704
Depreciation	6,601	5,551
Interest expense	—	105
Income tax expense	4,827	4,610

EBITDA	$19,162	$17,970

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

	Three Months Ended
	December 31,
	2008	2007
	(in thousands)
Net cash provided by operating activities	$10,361	$12,502
Changes in working capital items and other	9,225	5,723
Non-cash adjustments to income	(424)	(255)

EBITDA	$19,162	$17,970